Exhibit 10(r)



                                  SYTRON, INC.
Dated: June 13, 1997                                  Principal Amount: $ 10,000


                                 PROMISSORY NOTE
                                DUE JUNE 13, 1998

     Sytron, Inc., a Pennsylvania corporation (the "Company"), for value received, hereby promises to pay to Robert M. Long or his registered assigns (the "Lender") on the 13th day of June, 1998 (the "Maturity Date") at the principal offices of the Company, or such other place as the Company may designate, the principal sum of $ 10,000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal balance at the rate of twelve percent (12%) per annum from the care of the advance of the principal amount hereunder until the Company has paid all amounts due under this Note. Simple interest hereunder shall accrue and shall be payable on the Maturity Date to the Lender hereor at the office of the Company. All capitalized terms used herein without further definition shall have the respective meanings ascribed thereto in the Loan Agreement.

     If an Event of Default occurs and is continuing under the Loan Agreement, the unpaid principal balance of this Note along with all accrued and unpaid interest shall become, or may be declared, immediately due and payable as provided in the Loan Agreement.

     This Note may only be prepaid in accordance with the terms and conditions or the Loan Agreement.

     The Company hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Note. No failure or delay to exercise any right or power or any partial exercise, accruing upon any default hereunder shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein.

     This Note shall be governed by the laws of the State of New York, without regard to the choice of law. The parties agree to submit any dispute arising under this Note to the exclusive jurisdiction of an appropriate state or federal court located in the County, City and State of New York. If suit is brought to collect this Promissory Note, the payee shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney's fees.


     IN WITNESS WHEREOF, Sytron, Inc. has caused this Note to be signed in its name by its Chief Executive Officer.

                                   Sytron, Inc.
                                   A Pennsylvania corporation

                                   By: /s/  Mitch Feinglas
                                       -----------------------------------------
                                       Mitch Feinglas, Chief Executive Officer